                                                                     EXHIBIT 1.1

                               2,000,000 Shares

                      SPECIALTY PRODUCTS & INSULATION CO.

                                 Common Stock

                                    FORM OF
                            UNDERWRITING AGREEMENT
                            ----------------------


                                 June __, 1998


LEGG MASON WOOD WALKER, INCORPORATED
ADVEST, INC.
 As Representatives of the several Underwriters
c/o Legg Mason Wood Walker, Incorporated
1735 Market Street, Suite 1100
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

          Specialty Products & Insulation Co., a Pennsylvania corporation (the "Company"), proposes to sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you and to the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 300,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

          Irex Corporation, a Pennsylvania corporation ("Irex"), as the parent corporation of the Company, will distribute as a tax-free dividend the currently outstanding shares of the Company's Common Stock to Irex stockholders in connection with the initial public offering of the Shares (the "Distribution"). Immediately prior to the Distribution, the Company will declare a dividend in the approximate amount of $10,500,000 to Irex (the "Dividend"). Accordingly, Irex, pursuant to its relationship with the Company and the Distribution and Dividend in connection with the initial public offering of the Shares, hereby joins this Agreement as a party and agrees to the representations, warranties and covenants herein.

          The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, Irex and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A attached hereto (the "Price Determination Agreement").

          The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

          The Company and Irex confirm as follows their respective agreements with the Representatives and the several other Underwriters.

          1.   Agreement to Sell and Purchase.
               ------------------------------

               (a) On the basis of the respective representations, warranties and agreements of the Company and Irex herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives, the Company and Irex in accordance with Section 1(c) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares that such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule I may be attached to the Price Determination Agreement.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly up to 300,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of the Price Determination Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such

Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

               (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. The Company has elected to rely on Rule 430A (as hereinafter defined). In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

          2.   Delivery and Payment. Delivery of the Firm Shares shall be made
               --------------------
to the Representatives for the accounts of the Underwriters at the office of Legg Mason Wood Walker, Incorporated, 1735 Market Street, Suite 1100, Philadelphia, Pennsylvania 19103, against payment of the purchase price therefor by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company to Legg Mason Wood Walker, Incorporated at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the company and the Representatives (such date is hereinafter referred to as the "Closing Date").

               To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

               Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

               The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

          3.   Representations and Warranties of the Company and Irex. Each of
               ------------------------------------------------------
the Company and Irex represents, warrants and covenants to each Underwriter that:

               (a) A registration statement (Registration No. 333-49947) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

               (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b)(if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

               (c) The only subsidiary (as defined in the Rules and Regulations) of the Company is the subsidiary listed on Exhibit 21.1 to the Registration Statement (the "Subsidiary"). Each of Irex, the Company and its Subsidiary are, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiary have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and its Subsidiary are, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiary and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, limited liability company, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and its Subsidiary and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

               (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

               (e) The financial statements and schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. Any statements required to be included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulations S-K of the Rules and Regulations are true and correct in all material respects.

               (f) Except as set forth in financial statements and schedules included in the Registration Statement and the Prospectus, or which were incurred in the ordinary course of business, the Company has no liabilities, obligations or commitments of any nature, matured or unmatured, fixed or contingent or otherwise.

               (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole (a "Material Adverse Effect"), or any change in the capitalization of the Company, arising for any reason whatsoever, (ii) neither the Company nor its Subsidiary has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

               (i) The Company is not an "investment company" or an "affiliated person" "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiary or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in Material Adverse Effect.

               (k) Each of the Company and its Subsidiary has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations as are necessary to carry on its business as contemplated in the Prospectus, except for such licenses, permits, consents, orders, approvals and authorizations the absence of which would not result in a Material Adverse Effect, and is not aware that it does not possess any licenses, permits, consents, orders, approvals and authorizations, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and its Subsidiary, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor its Subsidiary is, nor at the Closing Date will either of them be, in violation of any provision of its certificate of incorporation or by-laws. Neither the Company nor Irex is aware that the Company and its Subsidiary does not have all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, and is not aware of any noncompliance with such laws, regulations and orders applicable to it or its business.

               (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National

Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

               (m) Each of Irex and the Company have full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Irex and the Company and constitutes a valid and binding agreement of each of them and is enforceable against Irex and the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or its Subsidiary, any contract or other agreement to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

               (n) The Company and its Subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiary. Each of the Company and the Subsidiary has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiary.

               (o) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or its Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

               (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives pursuant to Section 5 of this Agreement was or will be, when made, inaccurate, untrue or incorrect.

               (q) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (s) Prior to the Closing Date, the Shares will be duly authorized for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market").

               (t) There is no state of facts that might reasonably be expected to result in any supplier to the Company or its Subsidiary failing to deliver or delaying delivery of goods, services, or other products to the Company or its Subsidiary, except for failures or delays that would not result in a Material Adverse Effect.

               (u) Neither the Company nor its Subsidiary has received any notice whether written or oral, from any supplier of the Company or its Subsidiary of termination of a distribution agreement between the Company or its Subsidiary and such supplier.

               (v) The Company has not received any notice, whether written or oral, from any customer, or person or entity using any product of the Company or its Subsidiary to return any products of the Company or its Subsidiary in material quantities, whether arising from an alleged defect or shortcoming in the Company's or its Subsidiary's products or otherwise, which in the aggregate are equal to or greater than $50,000.

               (w) The contemplated installation of an upgrade to the information system software is scheduled to be installed during 1998, and will cause, to the best knowledge of the Company, the information systems and accompanying computer software and components utilized by the Company to (i) manage, manipulate, input, accept, process, store and output data involving four-digit year dates, including single century formulae and multi-century formulae, (ii) accurately process date data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations, (iii) provide that date-related functionalities and data fields include the indication of century, as applicable, (iv) when used in combination with other information technology, process date data as provided for herein if the other information technology accurately processes and properly exchanges date data with it, and
(v) not cause any other item that is otherwise Year 2000 compliant to fail to be Year 2000 compliant. After due investigation, the Company has no reason to believe that such upgrade to the information system software will not perform as described in subsections (i) through (v) of this paragraph.

               (x) The Company and its Subsidiary are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or its Subsidiary exists or, to the best knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor dispute or disturbance by its employees or the employees of its Subsidiary or any of their principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

               (y) The Company and its Subsidiary are in compliance in all material respects with all rules and regulations promulgated by the Occupational Health and Safety Administration ("OSHA") and there are no ongoing investigations or reviews by OSHA.

               (z) The Company and its Subsidiary own, or are licensed or otherwise have the full exclusive right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them, and neither the Company nor its Subsidiary has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or its Subsidiary any of which, if the subject of an unfavorable decision might likely result in a Material Adverse Effect.

               (aa) Neither the Company nor its Subsidiary nor, to the Company's best knowledge, any employee or agent of the Company or its Subsidiary has made any payment of funds of the Company or its Subsidiary or received or retained any funds in violation of any law, rules or regulation or in a transaction of a character required to be disclosed in the Prospectus.

               (ab) The Company and its Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined)("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiary, taken as a whole.
The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended , (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

               (ac) Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance herewith) which would, singly or in the aggregate, have a Material Adverse Effect.

               (ad) The Company maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained in similar companies and businesses, all of which insurance is in full force and effect. There is and will continue to be insurance in effect and available with respect to past operations of the Company and any predecessor, and its Subsidiary and any liabilities with respect thereto.

               (ae) The Company has filed all federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon (except those that if not so filed or paid would not result in a Material Adverse Effect), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company. There are no tax returns of the Company or its Subsidiary that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect.

               (af) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plan"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could result in a Material Adverse Effect.

               (ag) The Distribution of the Company Common Stock to the Irex stockholders will qualify as a tax-free distribution exempt from Federal and State income tax.

No consent, approval, authorization or order, or any filing or declaration with, any court or governmental agency or body is required in connection with the Distribution, the Dividend or in connection with the taking by Irex or the Company of any action contemplated thereby, except such as have been obtained under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as may be required under state securities or Blue Sky laws. Each of Irex and the Company has the corporate power and corporate authority to effect the Distribution and the Dividend, respectively. Prior to the Closing Date, the Distribution will have been duly authorized by Irex, and the Distribution will have been consummated immediately prior to or simultaneous with the first sale of the Shares to the public. Prior to the Closing Date, the Dividend will have been duly authorized by the Company. The performance of the Distribution, the Dividend and consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms of the provisions of, or, except insofar as the Company has obtained consents result in the breach or violation of any of the terms or provisions of, constitute a default under, give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Articles of Incorporation or By-Laws of the Company or its Subsidiary, any contract or other agreement to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of its properties is bound or affected, the result of any of which would have a Material Adverse Effect, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

               4.   Agreements of the Company and Irex. The Company and Irex (as
                    ----------------------------------
to Section 4(j)) agree, severally and not jointly, with the several Underwriters as follows:

                    (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

                    (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (5) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.


                    (c) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                    (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                    (e) On the Effective Date, and until the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

                    (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdiction as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation where it is not so subject.

                    (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                    (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                    (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the Nasdaq National Market, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and counsel to Irex, (9) the transfer agent for the Shares and (10) the Accountants. Except as otherwise provided herein, the Underwriters will pay their own expenses, including the fees and expenses of their counsel.

                    (j) If this Agreement shall be terminated by the Company or Irex pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company or Irex shall be unable to perform its obligations hereunder, the Company and Irex, jointly and severally, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

                    (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                    (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                    (m) During the period of 180 days commencing at the Closing Date, the Company will not, without the prior written consent of Legg Mason Wood Walker, Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans, provided, that the Company will not grant options to purchase shares of Common Stock pursuant to such employee benefit plans at a price less than the initial public offering price.

                    (n) The Company will use its best efforts to cause each of its executive officers, directors and each person whom the Company expects will become the beneficial owner of more than 5% of the outstanding shares of Common Stock immediately following the delivery of the Shares purchased hereby to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 180 days after the date of the Prospectus, without the prior written consent of Legg Mason Wood Walker, Incorporated, directly or indirectly, offer to sell, sell, contract to sell, grant any option, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Securities Act to register any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or warrants or other rights to acquire shares of Common Stock of which the Company or any of such executive officers, directors, and more than 5% beneficial owner is now, or in the future may become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans, provided, that the Company will not grant options to purchase shares of Common Stock pursuant to such employee benefit plans at a price less than the initial public offering price.

               5.   Conditions of the Obligations of the Underwriters. In
                    -------------------------------------------------
addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

                    (a) Notification that the Registration Statement has become effective shall be received by Legg Mason Wood Walker, Incorporated not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by Legg Mason Wood Walker, Incorporated and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

                    (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company or the Underwriters, threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened or contemplated by the Commission or the authorities of any such jurisdiction, and (iii) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to Legg Mason Wood Walker, Incorporated and Legg Mason Wood Walker, Incorporated did not object thereto in good faith, and Legg Mason Wood Walker, Incorporated shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i) and
(ii).

                    (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and in the judgment of Legg Mason Wood Walker, Incorporated any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

                    (d) Since the effectiveness of the Registration Statement, there shall have been no litigation or other proceeding instituted against the Company or its Subsidiary or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could result in a Material Adverse Effect.

                    (e) Each of the representations and warranties of the Company and Irex contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and Irex and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                    (f) The Representatives shall have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, with such qualifications and limitations which are customary, from Dechert Price & Rhoads, counsel to the Company and Irex, substantially to the effect set forth in Exhibits D-1 and D-2, and from James E. Hipolit, Esq., General Counsel to Irex and the Company, substantially to the effect set forth in Exhibit D-3.

                    (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Stradley, Ronon, Stevens & Young, LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to Legg Mason Wood Walker, Incorporated.

                    (h) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                    (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, to the effect that:

                        (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                        (ii) Each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects;

                        (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                        (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and no development has occurred which could reasonably be expected to result in, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus.

                        (v) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by Irex, in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, to the effect that the representations and warranties of Irex contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by Irex on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

                    (j) On or prior to the Closing Date, Legg Mason Wood Walker, Incorporated shall have received the executed agreements referred to in Section 4(n).

                    (k) The Shares shall be qualified for sale in such states as Legg Mason Wood Walker, Incorporated may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                    (l) Prior to the Closing Date, the Shares shall have been duly authorized for quotation on the Nasdaq National Market.

                    (m) The NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

                    (n) The Company and Irex shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the

Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and Irex herein, as to the performance by the Company and Irex of their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

                    (o) The Distribution and the Dividend shall have been effected and no proceeding shall be pending or threatened with respect to such Distribution and the Dividend.

               6.   Indemnification
                    ---------------

                    (a) The Company and Irex, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and third party, or otherwise, or any claim asserted, provided, with respect to such amounts paid in settlement, such settlement is effected with the written consent of the Company), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the shares under the securities laws thereof or filed with the Commission, (ii) the omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, (iii) any inaccuracy in the representations and warranties of the Company or Irex contained herein, or in any certificate by or on behalf of the Company or its officers delivered pursuant hereto, or (iv) any failure of the Company or Irex to perform its obligations hereunder, or under law or failure by Irex to effect the Distribution for any reason whatsoever, provided that the Company and Irex will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, and provided, further, that with respect to the preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4(e) hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. This indemnity agreement will be in addition to any liability that the Company or Irex might otherwise have.

                    (b) Each Underwriter will indemnify and hold harmless the Company and Irex, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and Irex to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company and Irex acknowledge that information that the Underwriters have so furnished is limited to the last paragraph of the cover page of the Prospectus, the paragraph appearing at the bottom of the inside front-cover page of the Prospectus concerning stabilization and information appearing under the caption "Underwriting" in the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                    (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, Irex or the Underwriters, the Company, Irex and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or Irex from persons other than the Underwriters, such as persons who control the Company or Irex within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or Irex and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Irex on the one hand and the Underwriters on the other. The relative benefits received by the Company and Irex on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Irex bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and Irex, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Irex and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e) The respective indemnity and contribution agreements contained in this Section 6 and the representations and warranties contained in this Agreement of the Company and Irex, on the one hand, and the Underwriters on the other hand, shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Company, Irex or the Underwriters, (ii) delivery and acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     7.   Termination.  The obligations of the several Underwriters under this
          -----------
Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from Legg Mason Wood Walker, Incorporated, without liability on the part of any Underwriter to the Company or Irex, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any change resulting in a Material Adverse Effect, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or by the Nasdaq Stock Market, (iii) trading in securities generally on the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or on the Nasdaq National Market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     8.   Substitution of Underwriters.  If any one or more of the Underwriters
          ----------------------------
shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section I bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section I be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives, the Company and the Committee for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company or Irex for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company and the Committee shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9.   Miscellaneous.  Notice given pursuant to any of the provisions of this
          -------------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, to Specialty Products & Insulation Co., 1097 Commercial Avenue, P.O. Box 576, East Petersburg, Pennsylvania 17520, Attention:
Ronald L. King, with a copy to Irex, (b) if to Irex, to Irex Corporation, 120 North Lime Street, P.O. Box 1268, Pennsylvania 17608, Attention: W. Kirk Liddell, with a copy to the Company, and if to either the Company or Irex, with a copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Thomas A. Ralph, or (c) if to the Underwriters, to Legg Mason Wood Walker, Incorporated at the offices of Legg Mason Wood Walker, Incorporated, 1735 Market Street, Suite 1100, Philadelphia, Pennsylvania 19103, Attention: Corporate Finance Department, with a copy to Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103, Attention: James M. Papada, III. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, Irex and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     With respect to any obligation of the Company and Irex to make any payment, to indemnify for any liability or to reimburse for any expense, notwithstanding the fact that such obligation is a joint and several obligation of the Company and Irex, the Underwriters (or any other person to whom such payment, indemnification or reimbursement is owed) may pursue the Company with respect thereto prior to pursuing Irex.

     The respective representations, warranties and agreements of the Company, Irex and the several Underwriters contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of them or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder and any termination of this Agreement.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Legg Mason Wood Walker, Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company, Irex and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by Legg Mason Wood Walker, Incorporated, the Company and Irex.

     This Agreement, together with the Price Determination Agreement, constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, Irex and the several Underwriters.

                              Very truly yours,

                              SPECIALTY PRODUCTS & INSULATION CO.



                              By:___________________________________
                              Name:  Ronald L. King
                              Title: President

                              IREX CORPORATION



                              By:___________________________________
                              Name:  W. Kirk Liddell
                              Title: President


Confirmed as of the date
first above mentioned:

Acting on behalf of themselves
and as the Representatives
of the several underwriters
named in Schedule I hereof.

LEGG MASON WOOD WALKER, INCORPORATED

     By:_______________________
     Name:
     Title:


ADVEST, INC.

     By:_______________________
     Name:
     Title:

                                  SCHEDULE I

                                 UNDERWRITERS



                                                            Number of
      Name of                                              Firm Shares
     Underwriters                                        to be Purchased
     ------------                                        ---------------


Legg Mason Wood Walker, Incorporated
Advest, Inc.




Total .................................                  _______________

                                                         _______________

                                                                       EXHIBIT A


                      SPECIALTY PRODUCTS & INSULATION CO.
                      -----------------------------------

                              __________________

                         PRICE DETERMINATION AGREEMENT
                         -----------------------------


                                 June __, 1998


LEGG MASON WOOD WALKER, INCORPORATED
ADVEST, INC.
  As Representatives of the several Underwriters
c/o Legg Mason Wood Walker, Incorporated
1735 Market Street, Suite 1100
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated June __, 1998 (the "Underwriting Agreement"), among Specialty Products & Insulation Co., a Pennsylvania corporation (the "Company"), Irex Corporation, a Pennsylvania corporation ("Irex"), and the several Underwriters named in Schedule I thereto or hereto (the "Underwriters"), for whom Legg Mason Wood Walker, Incorporated and Advest, Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

          Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

          The initial public offering price per share for the 2,000,000 Shares shall be $_________.

          The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_________ representing an amount equal to the initial public offering price set forth above, less $__________ per share.

          Each of the Company and Irex represent and warrant to each of the Underwriters that the representations and warranties set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH LAW.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company and Irex, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company and Irex in accordance with its terms and the terms of the Underwriting Agreement.

                                   Very truly yours,

                                   SPECIALTY PRODUCTS & INSULATION CO.



                                   By:___________________________________
                                   Name:
                                   Title:

                                   IREX CORPORATION



                                   By:___________________________________
                                   Name:  W. Kirk Liddell
                                   Title: President

Confirmed as of the date
first above mentioned:

Acting on behalf of themselves
and as the Representatives of
the several Underwriters named
in Schedule I hereof.

LEGG MASON WOOD WALKER, INCORPORATED


     By:______________________
     Name:
     Title:



ADVEST, INC.


     By:______________________
     Name:
     Title:

                                                                       EXHIBIT C

                                LOCK-UP LETTER



LEGG MASON WOOD WALKER, INCORPORATED
ADVEST, INC.
  As Representatives of the several Underwriters
c/o Legg Mason Wood Walker, Incorporated
1735 Market Street, Suite 1100
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

     In consideration of the agreement of the several Underwriters, for which Legg Mason Wood Walker, Incorporated and Advest, Inc. (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of shares of Common Stock, par value $.01 per share (the "Common Stock") of Specialty Products & Insulation Co., a Pennsylvania corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-49947), the undersigned hereby agrees that the undersigned will not, for a period of 180 days after the date of the Prospectus (as defined in the Underwriting Agreement between the Company, Irex Corporation and the Underwriters), without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose (or announce the offer, sale, contract of sale, grant of any option to purchase or other disposition) of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company (such securities being referred to herein as "Rights"), other than pursuant to bona fide gifts to persons who agree in writing with the Representative to be bound by the balance of such 180-day restriction. The foregoing restriction is expressly agreed to preclude the holder of any such shares of Common Stock or Rights from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in such disposition during such 180-day period, even if such shares of Common Stock or Rights would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any such shares of Common Stock or Rights or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such shares of Common Stock or Rights. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock or Rights held by such person except in compliance with this restriction.


                                        Very truly yours,



                                        By:_____________________________________

                                        Print Name:_____________________________

                                                                     EXHIBIT D-1

            [ FORM OF OPINION OF COUNSEL TO THE COMPANY AND IREX ]



     Each of Irex, the Company and its Subsidiary is a corporation incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has full corporate power and corporate authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the capital stock of its Subsidiary.

     All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania, (ii) the Company's articles of incorporation or by-laws or (iii) any instrument, document, contract or other agreement listed on Schedule A attached hereto. Except as described in the Registration Statement or the Prospectus, to our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

     No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. All references in this opinion to the Agreement shall include the Price Determination Agreement.

     The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock." The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

     The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act (except that we express no opinion as to financial statements, schedules or exhibits and other financial or statistical data contained in the Registration Statement or the Prospectus).

     To our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been in all material respects correctly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

     To our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a Material Adverse Effect.

     All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate in all material respects and fairly present the information required to be shown.

     No consent, approval, authorization or order, or any filing or declaration with, any court or governmental agency or body is required in connection with the Distribution and the Dividend or in connection with the taking by Irex or the Company of any action contemplated thereby, except such as have been obtained under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as may be required under state securities or Blue Sky laws. Each of Irex and the Company has the corporate power and corporate authority to effect the Distribution and Dividend, respectively. The Distribution has been duly authorized by Irex and the Dividend has been duly authorized by the Company. The performance of the Distribution, Dividend, and consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms of the provisions of, result in the breach or violation of any of the terms or provisions of, constitute a default under, give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or by-laws of the Company or its Subsidiary, or, to our knowledge, any contract or other agreement listed on Schedule A attached hereto, or violate or conflict with any statute, rule or regulation, or to our knowledge violate or conflict with any judgment, ruling, decree or order, of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

     The Company has full corporate power and corporate authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except as to the enforceability of rights to indemnification or contribution thereunder as to which no opinion is expressed, is enforceable against the Company in accordance with the terms thereof.

     The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement do not and will not (i) violate the articles of incorporation or by-laws of the Company, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, or any Document listed on Schedule A attached hereto
(iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the Commonwealth of Pennsylvania or of the United States, which violation could result in a Material Adverse Effect.

     The Company is not an "investment company" or an "affiliated person" "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     The Shares have been duly authorized for quotation on the Nasdaq National Market System.

     We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or to our knowledge is threatened, pending or contemplated.

     We have participated in the preparation of the Registration Statement and the Prospectus and, without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

                                  SCHEDULE A
                                  ----------

Corporate Separation Agreement
Tax Sharing and Indemnification Agreement
Benefits Sharing Agreement
1988 Specialty Products & Insulation Co. Stock Option Plan
Executive Severance Agreement of Ronald L. King
Executive Severance Agreement of Michael J. Hughes
Employment Agreement of Ronald L. King
Employment Agreement of Charles J. Schattgen
Employment Agreement of Raymond J. Horan
Employment Agreement of Daniel D. Bofinger
Employment Agreement of Michael T. Conner
Employment Agreement of Michael C. Feehery
Employment Agreement of Gregory S. Ganster
Deferred Payment Agreement for Director
Incentive Compensation Plan
Credit Agreement
Real Property Leases to which the Company is a party (except for the lease in connection with the premises located in Cincinnati, Ohio; Beneca, CA and Chicago)
Stock Purchase Agreement with Richlar Industries, Inc.

                                                                     EXHIBIT D-2

          [ FORM OF TAX OPINION OF COUNSEL TO THE COMPANY AND IREX ]

                                                                     Exhibit D-2

           [FORM OF TAX OPINION OF COUNSEL TO THE COMPANY AND IREX]


          (i) No gain or loss will be recognized by either Irex or SPI in connection with the Distribution of 100% of the SPI Common Stock to the holders of Irex common stock;

          (ii) No gain or loss will be recognized by the holders of Irex common stock upon the receipt of the SPI Common Stock pursuant to the Distribution;

          (iii) The tax basis of the shares of Irex common stock in the hands of each holder of such stock will be allocated between the SPI and Irex common stock held by such shareholder following the Distribution in proportion to their relative fair market values; and

          (iv) The holding period of the SPI Common Stock received by each holder of Irex common stock in the Distribution will include the period during which the holder held the shares of Irex common stock with respect to which the Distribution is made, provided that the Irex common stock is held as a capital asset on the date of the Distribution.

                                                                     EXHIBIT D-3

             [ FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY ]



     No default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any instrument, document, lease, license, contract or other agreement (collectively, "Documents") described or referred to in the Registration Statement or the Prospectus.

     The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a Material Adverse Effect.

     The performance of the Distribution, Dividend, and consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms of the provisions of, result in the breach or violation of any of the terms or provisions of, constitute a default under, give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any contract or other agreement to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of its properties is bound or affected, other than a default on the Company's guarantees of Irex loans which will be cured upon Irex's repayment of the loans with the proceeds of the Dividend and the Company's repayment of its Irex debt, or violate or conflict with any judgement, ruling, decree or order of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

     The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement do not and will not breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiary pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (B) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which I have knowledge.

     There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties which are likely to have a Material Adverse Effect.


                                      -7-